UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2018

Star Alliance International Corp.
(Exact name of small business issuer as specified in its charter)

Nevada	37-1757067
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5763 Corsa Avenue Suite 218, Woodland Hill, CA 91362
(Address of principal executive offices)

(310) 571-0020
(Issuer’s telephone number)

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

On August 14, 2018, we entered into an Exclusive Option Agreement (the “Agreement”) with Starving Lion, Inc., a British Virgin Islands corporation (“Lion”). Under the Agreement, we have been granted the exclusive option, for a period of six (6) months, to acquire the following assets from Lion (collectively, the “Lion Assets”):

A. Bridge Mine Mining Rights. The Bridge Mine is located 41.5 km from Guatemala City on the Atlantic Highway CA-9 in the department of El Progreso, having proven gold reserves amounting to 189,580 ounces. Additionally, the deposit at Bridge Mine contains inferred reserves of a minimum of 150,000 ounces to be assessed fully upon further exploration. Bridge is an extension deposit of the “El Sastre” Mining Complex, and the “La Puya” mine.

B. El Chocon Mine Mining Rights. El Chocon is located 307 km from Guatemala City on the Atlantic Highway CA-9 in the department of Livingston, with proven Magnesite ore reserves amounting to 10,000,000 tons. Additionally, the deposit contains a minimum of 4,000,000 tons of inferred reserves to be fully assessed upon further exploration.

C. Genesis Process. A gold extraction process following the conventional principles of heap leaching for the extraction of gold in oxidized minerals, accelerating the rate of dissolution of gold to nearly an immediate rate, reducing the standard time of extraction from about 40-120 days to a mere 24 – 76 hours, and providing immediate technical solutions to difficulties caused by fine materials, resolving the need to agglomerate, speeding the extraction of gold to 400 times faster than conventional heap leaching.

The required purchase price for the Lion Assets will be $1,000,000 cash, together with the issuance to Lion of new common and/or preferred stock to represent fifty-eight percent (58%) of our issued and outstanding common stock on a fully-diluted, post-closing basis.

In the event that we able to acquire the Lion Assets, our business focus will shift to the pursuit of mining and mining technology businesses currently conducted by Lion as described above. Our ability to successfully acquire the Lion Assets is contingent upon us obtaining additional financing sufficient to pay the cash portion of the purchase price. In addition, if the acquisition is closed, our ability to pursue the continued development and expansion of the Bridge and El Chocon mines will be contingent on securing sufficient debt and/or equity financing arrangements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Exclusive Option Agreement with Starving Lion, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Alliance International Corp.

Date: August 16, 2018	By:	/s/ Richard Carey
Richard Carey Chief Executive Officer

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